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                           SEVENTH AMENDMENT TO LEASE


     THIS SEVENTH AMENDMENT TO LEASE (this "Seventh Amendment") is made by and between CHEVRON U.S.A. INC., a Pennsylvania corporation ("Landlord") and TEXAS MICRO INC., a Delaware corporation ("Tenant"), effective the 12th day of November, 1997.

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant did enter into that certain lease (the "Lease") dated December 11, 1992, and as amended effective February 24, 1993, and October 28, 1993, and July 10, 1995, and July 31, 1995, and October 17, 1995 and April 28, 1997 for certain leased space situated in the Building known as 5959 Corporate Drive, Houston, Texas; and

     WHEREAS, Landlord and Tenant again desire to amend the Lease as set forth herein;

     NOW THEREFORE, Landlord and Tenant in consideration of the premises and the mutual benefits to be derived therefrom, do hereby covenant, stipulate and agree, each with the other, to the following terms, covenants, conditions and obligations as an amendment to the Lease:

     1. All terms, covenants, obligations and conditions in this Amendment which conflict with a like provision in the Lease shall be controlling over and supersede any like provision in the Lease.

     2. All terms, covenants, obligations and conditions in the Lease not superseded and/or amended by any provision in this Amendment shall remain in full force and effect. All defined terms in the Lease shall have the same definition in this Amendment.

     3. Effective November 12, 1997, Article 1, Section 1.01 of the Lease is amended to include within the Premises approximately 8,349 square feet of Net Rentable Area located in the Basement of the Building (the "Additional Basement Space") as shown on Exhibit A attached hereto and incorporated herein.

     4. The Base Rent is $4.00 per square foot of Net Rentable Area per annum through November 30, 1998 for the Additional Basement Space. Effective December 1, 1998 the Base Rent will increase to $4.50 per square foot of Net Rentable Area per annum.

     5. Tenant will take the Additional Basement Space on an "AS IS" basis, agreeing that it is to be used for storage purposes only, and that no air-conditioning is to be provided to such Additional Basement Space. Landlord reserves the right to substitute for the Additional Basement Space an equally sized area of space in the Building (+/- 20%), effective thirty (30) days from Landlord's written notice thereof to Tenant. Any reasonable costs associated with the movement of furniture, equipment or other material then in storage due to such relocation shall be borne by

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          Landlord, but in no event will Landlord bear responsibility for said relocation costs in excess of $2,000.00.

     6. Effective December 1, 1998, Tenant may cancel this Seventh Amendment, upon advance written notice delivered to Landlord no later than September 30, 1998.

     Made as of the date first written above.

LANDLORD                                TENANT

CHEVRON U.S.A. INC.                     TEXAS MICRO-SYSTEMS, INC.



By       GARY SCHUMAN                   By       MICHAEL STEWART
  -----------------------------           --------------------------------

Its      Lease Manager                  Its      CEO
   ----------------------------            -------------------------------

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                                                                       EXHIBIT A


                        [Map of Lower Level of Facility]









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